Green Loan Services LLC
c/o SL Green Realty Corp.
One Vanderbilt Avenue
New York, New York 10017

June 22, 2022

BY FEDERAL EXPRESS AND ELECTRONIC MAIL (IF AVAILABLE)

To the Parties listed on Schedule I

RE:	Acknowledgment and Assumption of Proposed Special Servicer Olympic Tower 2017-OT Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Trust”)

Ladies and Gentlemen:

Pursuant to Section 7.01(c) of the Trust and Servicing Agreement, dated as of May 6, 2017, by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, KeyBank National Association, (“Key”), as Special Servicer and Master Servicer, Computershare Trust Company, NA as agent for Wells Fargo Bank, National Association, as Certificate Administrator, Trustee and Custodian as the same may have heretofore been and/or may hereafter be assigned, modified, amended and/or restated (the “TSA”) and pursuant to Section 21(g) of the Co-Lender Agreement (the “CLA”), dated as of May 6, 2017, by and between Deutsche Bank AG, New York Branch (Initial Note A-1 Holder), Goldman Sachs Mortgage Company (Initial Note A-2 Holder), Morgan Stanley Bank, N.A. (Initial Note A-3 Holder), Deutsche Bank AG, New York Branch (Initial Note B-1 Holder), Goldman Sachs Mortgage Company (Initial Note B-2 Holder) and Morgan Stanley Bank, N.A. (Initial Note B-3 Holder), the undersigned hereby acknowledges and agrees that, as of the date hereof, it shall assume and perform punctually the responsibilities, duties and liabilities of the Special Servicer specified in the TSA and shall be a party to the TSA and bound thereby to the full extent indicated therein in the capacity of the Special Servicer.  The undersigned hereby represents that it is a Qualified Servicer and satisfies the applicable eligibility requirements in the TSA and CLA.  The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.04 of the TSA, mutatis mutandis, and that all references to “Agreement” in Section 2.04 of the TSA include this Acknowledgement and Assumption of Proposed Special Servicer with the following corrections with respect to type of entity and jurisdiction of organization:  Green Loan Services LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Delaware.  Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the TSA.

[Signature Page Follows]

Sincerely,

Green Loan Services LLC,
a Delaware limited liability company

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President

[Signature Page to Acknowledgment and Assumption of
Proposed Special Servicer – Olympic Tower 2017-OT]

Schedule I

Certificate Administrator and Trustee

Computershare Trust Company, NA
as agent for Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – Olympic Tower 2017-OT

With a copy to:

Facsimile number: (410) 715-2380

Email: cts.cmbs.bond.admin@wellsfargo.com and trustadministrationgroup@wellsfargo.com

Master Servicer

Key Bank National Association
11501 Outlook Street, Suite 300
Overland Park, KS 66211
Attn: Michael Tilden
Fax Number: 877-379-1625
Email: Michael_a_tilden@keybank.com

with a copy to:

Polsinelli PC
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Fax Number: 816-753-1536
Email: kkohring@polsinelli.com

Special Servicer

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Alan Williams
Fax Number: (877) 379-1625
Email: alan_williams@keybank.com

with a copy to:

Polsinelli PC
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Fax Number: 816-753-1536
Email: kkohring@polsinelli.com

Depositor: Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, NY 10005 Attn: Helaine M Kaplan Lainie Kaye
Successor Special Servicer Green Loan Services LLC 420 Lexington Avenue, 19th Floor New York, NY 10170 Attention: Andrew Falk Email: andrew.falk@slgreen.com

Rating Agency Fitch Ratings, Inc. 33 Whitehall Street New York, NY 10004 Attn: CMB Surveillance Group Email: info.cmbs@fitchratings.com	Rating Agency Kroll Bond Rating Agency, Inc. 845 Third Avenue, 4th Floor New York, NY 10022 CMBS Surveillance Fax: 646-731-2395 Email: cmbssurveillance@kbra.com

Custodian

Computershare Trust Company, NA
as agent for Wells Fargo Bank, N.A.
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: Document Custody Group
Olympic Tower 2017-OT
Email: cmbscustody@wellsfargo.com

[Signature Page to Acknowledgment and Assumption of
Proposed Special Servicer – Olympic Tower 2017-OT]